EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 18, 2002, included in the Annual Report of Penn Virginia Resource Partners, L. P. on Form 10-K for the year ended December 31, 2001, into Penn Virginia Resource Partners, L. P.’s previously filed Registration Statement No. 333-74212 on Form S-8.

AR	THUR ANDERSEN LLP

Houston, Texas
March 22, 2002